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                                                                    EXHIBIT 23

                             ACCOUNTANTS' CONSENT


We have issued our report dated May 27, 1999, accompanying the consolidated financial statements of Wayne Savings Bancshares, Inc. which are incorporated within the Annual Report on Form 10-KSB for the year ended March 31, 1999. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8 (333-41479).


/s/ Grant Thornton LLP
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Cincinnati, Ohio
June 28, 1999